UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

MONSTER WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34209	13-3906555
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 351-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 24, 2010, Monster Worldwide, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) disclosing the completion of the Company’s acquisition (the “Acquisition”) of substantially all of the assets exclusive to Yahoo! HotJobs from Yahoo! Inc. The Original 8-K disclosed that the financial statements required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K (collectively, the “HotJobs Financials”) would be filed by amendment to the Original 8-K within 71 calendar days of the date on which the Original 8-K was required to be filed.

Upon review of the final financial statements of the Yahoo! HotJobs business delivered by Yahoo! Inc. following the completion of the Acquisition, the Company has determined that the Acquisition was not significant under Section 11-01(b) of Regulation S-X and that the HotJobs Financials are therefore not required to be filed. Accordingly, the Company hereby amends and restates Items 9.01(a) and 9.01(b) of the Original 8-K to eliminate the references to the subsequent filing of the HotJobs Financials.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

None.

(b) Pro Forma Financial Information

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

By: /s/ Michael C. Miller
Name: Michael C. Miller
Title: Executive Vice President, General Counsel
and Secretary

Date: October 29, 2010